Registration No. 333-____________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                           FIRST NATIONAL CORPORATION
             -------------------------------------------------------
             (Exact name of registrant, as specified in its charter)

         SOUTH CAROLINA                                          57-0799315
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                         950 John C. Calhoun Drive, S.E.
                        Orangeburg, South Carolina 29115
                    (Address of principal executive offices)

                                ----------------

                           RESTRICTED STOCK AGREEMENTS
                            (Full title of the plan)

                                ----------------

                               C. JOHN HIPP, III.
                      President and Chief Executive Officer
                           First National Corporation
                         950 John C. Calhoun Drive, S.E.
                        Orangeburg, South Carolina 29115
                     (Name and address of agent for service)

                                 (803) 531-0565
          (Telephone number, including area code, of agent for service)

                                ----------------

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                 Proposed maximum     Proposed maximum
Title of each class of           Amount to be     offering price     aggregate offering       Amount of
securities to be registered       registered         per unit               price          registration fee
-----------------------------    ------------    ----------------    ------------------    ----------------
Common Stock, $2.50 par value    17,000 shares(1)     $26.92(2)          $457,640(2)           $42.11
===========================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also relates to an indeterminate number of additional shares of common stock issuable with respect to the shares registered hereunder in the event of a stock split, stock dividend or other similar transaction.
(2) In accordance with Rule 457(h)(1) of Regulation C, the price for the shares is computed on the basis of the average high ($27.00) and low ($26.83) prices for shares of Common Stock on April 22, 2002 as reported by the American Stock Exchange.
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
           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission by First National Corporation (the "Company") are incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2001;

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of its latest fiscal year; and

         (c) The description of the Common Stock, par value $2.50 per share ("Common Stock"), of the Company set forth in the Company's registration statement on Form 8-A filed on January 21, 1997 pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the Company's Bylaws, the Company may indemnify its officers and directors to the maximum extent permitted by law. Under the South Carolina Business Corporation Act of 1988 (the "Act"), a South Carolina corporation has the power to indemnify directors and officers, provided they act in good faith and reasonably believe that their conduct was lawful and in the corporate interest (or not opposed thereto), as set forth in such statute. The Act also empowers a corporation to provide insurance for directors and officers against liability arising out of their positions, even though the insurance coverage is broader than the power of the corporation to indemnify. Under the Act, unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer against reasonable expenses incurred by him in connection with the proceeding. The Company's Articles of Incorporation do not provide otherwise.

         Under the Company's articles of incorporation, no director of the Company will be liable to the Company for monetary damages for breach of his fiduciary duty as a director, to the maximum extent permitted by law.

         The Company maintains directors and officers' liability insurance for the benefit of its directors and officers.

ITEM 8.  EXHIBITS.

         Exhibit
         Number    Description
         -------   -------------------------------------------------------------

           4.1 Restricted Stock Agreement, effective as of January 17, 2002, between the Company and Robert R. Hill, Jr.

           4.2 Restricted Stock Agreement, effective as of January 17, 2002, between the Company and Thomas S. Camp

         Exhibit
         Number    Description
         -------   -------------------------------------------------------------

           4.3 Restricted Stock Agreement, effective as of January 17, 2002, between the Company and John C. Pollok

           4.4 Restricted Stock Agreement, effective as of January 17, 2002, between the Company and Richard C. Mathis

           4.5 Restricted Stock Agreement, effective as of January 17, 2002, between the Company and A. Loran Adams

           4.6 Restricted Stock Agreement, effective as of January 17, 2002, between the Company and Joseph A. Burns

           4.7 Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3 filed with the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended June 30, 1996 and Exhibits 3.1 and 3.2 to the Current Report on Form 8-K of the Company filed on May 23,
                   1997)

           4.8     Bylaws of the Company (incorporated by reference to Exhibit
                   3.2 filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1995)

            5 Opinion of Robinson, Bradshaw & Hinson, P.A. with respect to the validity of the shares being offered

           23.1    Consent of Robinson, Bradshaw & Hinson, P.A. (contained in
                   Exhibit 5)

           23.2    Consent of J. W. Hunt and Company, LLP

           24.1    Powers of Attorney


ITEM 9.  UNDERTAKINGS.

         The Company hereby undertakes as follows:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities

Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orangeburg, State of South Carolina, on this 24th day of April, 2002.
                                       FIRST NATIONAL CORPORATION

                                       By: /s/ C. John Hipp, III
                                           -------------------------------------
                                           C. John Hipp
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                          TITLE                          DATE
---------                          -----                          ----
/s/ C. John Hipp, III              President and Chief Executive  April 24, 2002
----------------------------       Officer and Director
C. John Hipp, III                  (principal executive officer)


/s/ Richard C. Mathis              Executive Vice President       April 24, 2002
----------------------------       and Chief Financial Officer
Richard C. Mathis                  (Principal Financial Officer)


/s/ John L. Phillips               Senior Vice President and      April 24, 2002
----------------------------       Controller (Principal
John L. Phillips                   Accounting Officer)


/s/ Robert R. Horger*              Director                       April 24, 2002
----------------------------
Robert R. Horger


/s/ Colden R. Battey, Jr.*         Director                       April 24, 2002
----------------------------
Colden R. Battey, Jr.


/s/ Luther J. Battiste, III*       Director                       April 24, 2002
----------------------------
Luther J. Battiste, III


/s/ Charles W. Clark*              Director                       April 24, 2002
----------------------------
Charles W. Clark


/s/ M. Oswald Fogle*               Director                       April 24, 2002
----------------------------
M. Oswald Fogle


                                   Director
----------------------------
Dwight W. Frierson

/s/ John L. Gramling, Jr.*         Director                       April 24, 2002
----------------------------
John L. Gramling, Jr.


/s/ Richard L. Gray*               Director                       April 24, 2002
----------------------------
Richard L. Gray


/s/ Robert R. Hill, Jr.*           Director                       April 24, 2002
----------------------------
Robert R. Hill, Jr.


/s/ Harry M. Mims, Jr.*            Director                       April 24, 2002
----------------------------
Harry M. Mims, Jr.


/s/ Ralph W. Norman*               Director                       April 24, 2002
----------------------------
Ralph W. Norman


                                   Director
----------------------------
Anne H. Oswald


/s/ Samuel A. Rodgers*             Director                       April 24, 2002
----------------------------
Samuel A. Rodgers


/s/ James W. Roquemore*            Director                       April 24, 2002
----------------------------
James W. Roquemore


/s/ Thomas E. Suggs*               Director                       April 24, 2002
----------------------------
Thomas E. Suggs


                                   Director
----------------------------
A. Dewall Waters


/s/ John W. Williamson, III*       Director                       April 24, 2002
----------------------------
John W. Williamson, III


/s/ Cathy Cox Yeadon*              Director                       April 24, 2002
----------------------------
Cathy Cox Yeadon


* By: /s/ Richard C. Mathis
           -----------------
           Richard C. Mathis
           Attorney-in-fact

                                  EXHIBIT INDEX



Exhibit
Number       Description
-------      -----------

  4.1 Restricted Stock Agreement, effective as of January 17, 2002, between the Company and Robert R. Hill, Jr.

  4.2 Restricted Stock Agreement, effective as of January 17, 2002, between the Company and Thomas S. Camp

  4.3 Restricted Stock Agreement, effective as of January 17, 2002, between the Company and John C. Pollok

  4.4 Restricted Stock Agreement, effective as of January 17, 2002, between the Company and Richard C. Mathis

  4.5 Restricted Stock Agreement, effective as of January 17, 2002, between the Company and A. Loran Adams

  4.6 Restricted Stock Agreement, effective as of January 17, 2002, between the Company and Joseph A. Burns

  4.7 Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3 to the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended June 30, 1996 and Exhibits
             3.1 and 3.2 to the Current Report on Form 8-K of the Company filed on May 23, 1997)

  4.8 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K of the Company for the year ended December 31, 1995)

  5 Opinion of Robinson, Bradshaw & Hinson, P.A. with respect to the validity of the shares being offered

 23.1        Consent of Robinson, Bradshaw & Hinson, P.A. (contained in
             Exhibit 5)

 23.2        Consent of J.W. Hunt and Company, LLP

 24.1        Powers of Attorney